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                      WOLVERINE TUBE, INC. AND SUBSIDIARIES
                    EXHIBIT 21 -- SUBSIDIARIES OF REGISTRANT

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                                                  State or Other Jurisdiction of
                Name                                      Incorporation
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
Small Tube Manufacturing, LLC                               Delaware
Tube Forming, LP                                            Delaware
Wolverine Europe (EURL)                                     France
Wolverine Europe Holdings, B.V.                             The Netherlands
Wolverine Finance Company, LLC                              Tennessee
Wolverine Joining Technologies, LLC                         Delaware
Wolverine Joining Technologies Canada, Inc.                 Canada
Wolverine Tube Europe B.V.                                  The Netherlands
Wolverine Tube, B.V.                                        The Netherlands
Wolverine Tube (Canada) Inc.                                Canada
Wolverine Tube (Shanghai) Co. Ltd.                          China
Wolverine Tubagem Portugal, LDA                             Portugal
TF Investor, Inc.                                           Delaware
Tube Forming Holdings, Inc.                                 Delaware
WT Holding Company, Inc.                                    Delaware
3072996 Nova Scotia Company                                 Nova Scotia
3072452 Nova Scotia Company                                 Nova Scotia
3072453 Nova Scotia Company                                 Nova Scotia
Wolverine Tube Canada Limited Partnership                   New Brunswick
Wolverine China Investments, LLC                            Delaware
WLVN de Latinoamerica, S. de R.L. de C.V.                   Mexico
WLV Mexico, S. de R.L. de C.V.                              Mexico
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